Exhibit 10.19

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of May     , 2011, is entered into by and among the undersigned individual (the “Executive”), CDRT Holding Corporation, a Delaware corporation (“Parent”), and CDRT Acquisition Corporation (“Intermediate Parent”), a Delaware corporation and a wholly owned subsidiary of Parent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, under the Emergency Medical Services L.P Equity Option Plan and the Emergency Medical Services Corporation Amended and Restated 2007 Long-Term Incentive Plan (the “Plans”), the Executive was previously granted options to purchase shares of common stock, par value $0.01 per share, of Emergency Medical Services Corporation, a Delaware corporation (the “Company”, and such options, the “Company Options”);

WHEREAS, the number of Company Options and related exercise prices of the Company Options held by the Executive as the date of this Agreement are set forth under the heading “Total Company Options” on Schedule A hereto;

WHEREAS, as of February 13, 2011, the Company, Intermediate Parent, and CDRT Merger Sub, Inc., a Delaware Corporation and a wholly owned subsidiary of Parent and Intermediate Parent (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as the same may be amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, at the Effective Time, Merger Sub will merge with and into the Company (such merger, the “Merger”);

WHEREAS, the Merger Agreement provides that, at the Effective Time, each unvested Company Option will vest and become fully exercisable pursuant to the terms of the applicable Plan and related option agreement, and either (x) each Company Option will be cancelled for an amount in cash, without interest, equal to the amount produced by the formula set forth in the first sentence of Section 3.04(a) of the Merger Agreement or (y) if Parent and the holder of the Company Option mutually agree, such Company Option shall be converted at the Effective Time, pursuant to the formula contained in the third sentence of Section 3.04(a) of the Merger Agreement, into a fully vested and exercisable option to purchase common stock of Intermediate Parent, on the same terms and conditions as were applicable under such Company  Option and such other terms as may be mutually agreed by Intermediate Parent and the holder thereof;

WHEREAS, Parent and the Executive intend hereby to evidence and set forth their mutual agreement as to the terms and conditions of the conversion, at the Effective Time, of the number of Company Options set forth on Schedule A hereto under the heading “Converting Company Options” (the “Converting Company Options”) into the number of options to purchase common stock of Parent, par value $0.01 per share (the “Parent Common Stock”), as set forth on Schedule A hereto under the heading “Rollover Options” (such options to purchase Parent Common Stock, the “Rollover Options”, and such conversion, the “Rollover”); and

WHEREAS, Parent, Intermediate Parent and the Executive also intend hereby to evidence and set forth their mutual agreement that Intermediate Parent is assigning to Parent its rights and obligations under Section 3.04(a) of the Merger Agreement with respect to the Converting Company Options and the Rollover Options, and Parent’s acceptance of such assignment.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.               The Rollover.

1.1.        Rollover and Grant of Matching Options.

(a)           On the terms and conditions set forth herein and subject to Section 1.3, at the Effective Time, the Converting Company Options shall automatically, and without further action, be converted into that number of Rollover Options as set forth on Schedule A hereto, with a per share exercise price as set forth opposite such number of Rollover Options.  The Rollover Options shall be subject to the same terms and conditions as in effect immediately prior to the Rollover, but giving effect to the Rollover.

(b)           Effective immediately following the Rollover, Parent and the Executive agree that the Rollover Options shall be evidenced by the Parent Stock Incentive Plan in the form attached as Exhibit B hereto and the form of Employee Stock Option Agreement attached as Exhibit C-1 hereto (the “Rollover Stock Option Agreement”).

(c)           The Executive acknowledges and agrees that from and after the Rollover, the Executive shall have no right, title or interest in or to the Converting Company Options, including without limitation, any right to receive the cash payment contemplated by the first sentence of Section 3.04(a) of the Merger Agreement with respect thereto.

(d)           In consideration of the agreement of the Executive to the Rollover, Parent shall, as of the Effective Time, grant the Executive additional options to purchase Parent Common Stock in the number set forth on Schedule A hereto under the heading “Matching Options” (the “Matching Options”).  The Matching Options shall be evidenced by the Parent Stock Incentive Plan in the form attached as Exhibit B hereto and the form of Employee Stock Option Agreement attached as Exhibit C-2 hereto (the “Matching Stock Option Agreement”).

(e)           The Company and the Executive intend that this Agreement satisfy the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D) (including, without limitation, the requirements of Treasury Regulation §1.424-1 referenced therein) and, as such, immediately following the Rollover, the Rollover Options shall not provide the Executive with any additional benefits that he or she did not have under the Converting Company Options and shall contain all terms of the Converting Company Options, except to the extent such terms are rendered inoperative by reason of the corporate transaction giving rise to the grant of the Rollover Options.  The foregoing notwithstanding, the post-employment exercise terms of the Rollover Options shall, effective as of the date of this Agreement but following the Rollover, be modified

(as permitted by Treasury Regulation §1.409A-1(b)(5)(v)(B)) to reflect the terms as set forth in Section 3 of the Rollover Option Agreement; provided, however, that in no event will such modification extend the term of the Rollover Options beyond the Normal Termination Date (as such term is defined in the Rollover Option Agreement).

1.2.        Rollover Closing.  The closing of the Rollover (the “Rollover Closing”) shall occur at the Effective Time on the Closing Date.  The Rollover Closing shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, or such other place as the parties hereto may mutually agree upon in writing.

1.3.        Failure to Consummate the Merger.  In the event that the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, the rights and obligations of the parties under this Agreement shall cease to be of any force or effect (and, for avoidance of doubt, the Rollover shall not occur).  In such event, each party hereto shall provide all such cooperation as the other party may reasonably request in order to ensure that the foregoing has been made effective.

1.4.        Conditions to Closing.  The Rollover Closing shall be subject to the satisfaction of the following conditions unless waived in writing by Parent and the Executive (in the case of clause (a)) or by Parent (in the case of clause (b)) or by the Executive (in the case of clause (c)):

(a)           Merger Agreement Conditions.  The conditions set forth in Article VII of the Merger Agreement shall have been satisfied or waived, and none of the parties to the Merger Agreement shall have given notice to the other parties that it does not intend to consummate the Merger at the Effective Time.

(b)           Representations, Warranties and Covenants of the Executive.  The representations and warranties contained in Section 3 of this Agreement shall be true and correct in all material respects as of the Closing Date (or, if given as of a specific date, at and as of such date), and the Executive shall have performed and complied with and observed in all material respects all covenants and agreements required by this Agreement to be performed or complied with by the Executive on or prior to the Closing Date.

(c)           Representations, Warranties and Covenants of Parent.  The representations and warranties contained in Section 2 of this Agreement shall be true and correct in all material respects as of the Closing Date (or, if given as of a specific date, at and as of such date), and Parent shall have performed and complied with and observed in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date.

1.5.        Parent Deliveries.  On the Closing Date and prior to the Rollover Closing, Parent shall deliver to the Executive the Rollover Stock Option Agreement and the Matching Stock Option Agreement, each duly executed by Parent.

1.6.        Executive Deliveries.  On the Closing Date and prior to the Rollover Closing, the Executive shall deliver to Parent the Rollover Stock Option Agreement and the Matching Stock Option Agreement, each duly executed by the Executive.

Section 2.               Representations and Warranties of Parent.  Parent hereby represents and warrants to the Executive that (i) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) Parent has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, to carry out the transactions contemplated hereby and to issue the Rollover Options and the Matching Options; (iii) the execution and delivery of this Agreement, the performance of Parent’s obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Parent, (iv) this Agreement has been duly executed by Parent and, assuming due authorization, execution and delivery of this Agreement by the Executive, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (v) the issuance of the Rollover Options and the Matching Options has been duly and validly authorized by all requisite corporate action on the part of Parent; and (vi) Parent is an “accredited investor” as such term is defined by Rule 501(a).

Section 3.               Representations and Warranties of the Executive.  The Executive hereby represents and warrants to Parent as follows:

3.1.        Ownership of the Company Options.  The Executive is the valid holder of the Company Options set forth under the heading “Total Company Options” on Schedule A hereto, and as of the Closing Date all such Company Options listed in Schedule A hereto are unexercised.

3.2.        No Agreements.  Except for this Agreement, the Executive has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other Person with respect to the Company Options, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition thereof.

3.3.        Place of Residence  The principal residence of the Executive is as shown on the signature page hereof.

3.4.        Authority.  The Executive has all requisite power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been, assuming the due authorization, execution and delivery by Parent, duly and validly executed and delivered by the Executive and constitutes a legal, valid and binding obligation of the Executive, enforceable against the Executive in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.5.        No Conflicts; No Consents.  The execution and delivery by the Executive of this Agreement, the consummation by the Executive of the transactions contemplated hereby and the performance of the Executive’s obligations hereunder do not and will not (a) materially conflict with or result in a material violation or breach of applicable Law or (b) assuming the due authorization, execution and delivery of this Agreement by Parent, violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute

(with or without notice or lapse of time or both) a material default under, or require the Executive to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement or understanding to which the Executive is a party or to which any of the Company Options are subject.

3.6.        Investment Intention; Restriction on Dispositions.  The Executive is acquiring the Rollover Options and the Matching Options solely for the Executive’s own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution thereof.  The Executive acknowledges that the Rollover Options and the Matching Options are not transferable except as provided in the Rollover Stock Option Agreement or the Matching Stock Option Agreement.  The Executive further agrees that the Executive will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the shares of Parent Common Stock subject to the Rollover Options or the Matching Options (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any such shares of Parent Common Stock), except in compliance with (i) the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement, the Rollover Option Agreement, the Matching Option Agreement and any applicable subscription agreement to which the Executive is a party (a “Subscription Agreement”).  The Executive further understands, acknowledges and agrees that none of the shares of Parent Common Stock acquired upon exercise of the Rollover Options and the Matching Options or any interest therein or any rights relating thereto may be transferred, sold, pledged, hypothecated or otherwise disposed of unless (i) the provisions of the applicable Subscription Agreement shall have been complied with and (ii) such disposition is exempt from the provisions of Section 5 of the Securities Act or is pursuant to an effective registration statement under the Securities Act and is exempt from (or in compliance with) applicable state securities or “blue sky” laws.  Any attempt by the Executive, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any such shares of Parent Common Stock, or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement and the applicable Subscription Agreement, shall be void and of no effect.

3.7.        Securities Laws Matters.  The Executive acknowledges receipt of advice from the Company that (i) neither the Rollover Options, nor the Matching Options, nor the shares of Parent Common Stock received on exercise thereof have been registered under the Securities Act or qualified under any state securities or “blue sky” laws or non-U.S. securities laws, (ii) it is not anticipated that there will be any public market for the Rollover Options, the Matching Options or the shares of Parent Common Stock acquired on the exercise thereof, (iii) the Executive must continue to bear the economic risk associated with the Rollover Options, the Matching Options and the shares of Parent Common Stock acquired on the exercise thereof unless such shares are subsequently registered under the Securities Act and such state or non-U.S. securities laws or an exemption from such registration is available, (iv) a restrictive legend shall be placed on any certificates representing shares of Parent Common Stock that makes clear that the shares of Parent Common Stock are subject to the restrictions on transferability set forth in this Agreement and the applicable Subscription Agreement, and (v) a notation shall be made in the appropriate records of Parent or any transfer agent indicating that the shares of Parent Common Stock are subject to such restrictions.

3.8.        Ability to Bear Risk.  The Executive understands that (i) the transfer restrictions that apply to the shares of Parent Common Stock may effectively preclude the transfer of any of the shares of Parent Common Stock prior to a Public Offering; (ii) the financial situation of the Executive is such that he or she can afford to bear the economic risk of holding the Rollover Options, the Matching Options and the shares of Parent Common Stock acquired on the exercise thereof for an indefinite period; (iii) Parent’s financing agreements may restrict the ability of Parent to repurchase any shares of Parent Common Stock pursuant to the applicable Subscription Agreement and that Parent and its Subsidiaries may enter into or amend, refinance or enter into new financing agreements without regard to the impact on Parent’s ability to repurchase shares of Parent Common Stock.  The Executive can afford to suffer the complete loss of his or her investment in the Rollover Options, the Matching Options and the shares of Parent Common Stock acquired on the exercise thereof.

3.9.        Access to Information; Sophistication; Lack of Reliance.  The Executive is familiar with the business and financial condition, properties, operations and prospects of Parent and the Executive has been granted the opportunity to ask questions of, and receive answers from, representatives of Parent concerning Parent and the terms and conditions of the Rollover Options and to obtain any additional information that the Executive deems necessary to verify the accuracy of the information so provided.  The Executive’s knowledge and experience in financial and business matters is such that the Executive is capable of evaluating the merits and risk of the Executive’s investment in the Rollover Options, the Matching Options and the shares of Parent Common Stock acquired on the exercise thereof.  The Executive has carefully reviewed the terms and provisions of this Agreement and the Schedule and Exhibits hereto and has evaluated the restrictions and obligations contained therein.  In furtherance of the foregoing, the Executive represents and warrants that, as of the Effective Time, (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Parent or as to the desirability or value of an investment in Parent has been made to the Executive by or on behalf of Parent, except for those representations and warranties expressly set forth in Section 2 of this Agreement, (ii) the Executive has relied upon the Executive’s own independent appraisal and investigation and the advice of the Executive’s own counsel, tax advisors and other advisors regarding the risks of an investment in Parent and (iii) the Executive will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in Parent.

3.10.      Accredited Investor.  The Executive is an “accredited investor” as such term is defined by Rule 501(a) promulgated under the Securities Act.

Section 4.               Binding Effect; Benefits.  This Agreement shall be binding upon the successors, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

Section 5.               Waiver.  Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, but only in writing signed by such party.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

Section 6.               Tax Treatment.  The parties agree to treat the Rollover as a transaction that does not result in taxable income to the Executive and that has been effected in compliance with Treasury Regulation § 1.409A-1(b)(5)(v)(D).

Section 7.               Amendments.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent and the Executive.

Section 8.               Assignability.  Effective as of immediately prior to the Effective Time, Intermediate Parent hereby assigns to Parent all of its rights and obligations under Section 3.04(a) of the Merger Agreement with respect to the Converting Company Options and the Rollover Options, and Parent accepts such assignment and agrees to perform Intermediate Parent’s obligations thereunder with respect to the Rollover Options.  The Executive acknowledges and consents to such assignment.  Except as set forth in the preceding sentence, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Executive without the prior written consent of Parent.

Section 9.               Governing Law.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

Section 10.             Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the any state court (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the federal court of the United States of America) sitting in the State of New York, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum.  Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts.  Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 12 shall be deemed effective service of process.

Section 11.             Enforcement.  Each party agrees that, subject to Section 1.3, the parties shall be entitled to specific performance of the terms hereof.  Notwithstanding any other term or condition of this Agreement, the Executive’s liability under this Agreement shall be limited to a willful and material breach of this Agreement and under no circumstances shall his or her maximum liability for any reason, including the Executive’s willful and material breach of any of his or her commitments set forth herein, extend beyond the Executive’s obligation to effect the Rollover, nor shall the Executive be liable for any special, indirect, or consequential damages.

Section 12.             Notices.  All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii)  sent by next-day or overnight mail or delivery or (iii) sent by facsimile, as follows:

(A)          If to Parent or Intermediate Parent:

CDRT Holding Corporation
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, New York 10152
Attention: Theresa Gore
Facsimile No.: (212) 407-5252

With copies to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention:	Paul S. Bird, Esq.
Jonathan E. Levitsky, Esq.

Facsimile No.: (212) 909-6836

(B)           If to the Executive, to the address set forth on the signature page hereof.

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (x) if by personal delivery, on the day delivered, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by facsimile, on the day delivered; provided that in the case of (z) such delivery is confirmed by one of the other methods of delivery provided in clause (x) or (y) above.

Section 13.             Headings.  The headings contained herein are for convenience and shall not control or affect the meaning or interpretation of any provision hereof.

Section 14.             Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 15.             Severability.  In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

Section 16.             Entire Agreement.  This Agreement, together with the Schedule and Exhibits hereto, shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.

Section 17.             Termination of Agreement.  This Agreement may be terminated by the mutual written consent of Parent and the Executive.  This Agreement shall terminate automatically without any action of the parties hereto upon termination of the Merger Agreement.  Upon such termination, this Agreement shall not have any further force and effect; provided that termination of this Agreement shall not relieve any party from liability for (i) any willful breach of this Agreement occurring prior to such termination or (ii) such party’s obligations under Section 1.3 of this Agreement.

Section 18.             Further Assurances.  Subject to the terms and conditions provided herein, each party hereto covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Law or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

PARENT

By:
Name:
Title:

INTERMEDIATE PARENT

By:
Name:
Title:

EXECUTIVE

By:
Name:

Address:

Facsimile:

SCHEDULE A*

Name of Executive:  [                    ]

Total Company Options		Converting Company Options		Rollover Options
Number of Options	Exercise Price	Number of Options	Exercise Price	Number of Options	Exercise Price

Matching Options and Position Options
Number of Options	Exercise Price

* To be completed on the Executive’s behalf and in accordance with the Executive’s instructions pursuant to the Power of Attorney granted by the Executive in connection with the Rollover.

EXHIBIT B

PARENT STOCK INCENTIVE PLAN

(See attached.)

EXHIBIT C-1

FORM OF EMPLOYEE STOCK OPTION AGREEMENT
(Rollover Options)

(See attached.)

EXHIBIT C-2

FORM OF EMPLOYEE STOCK OPTION AGREEMENT
(Matching Options and Position Options)

(See attached.)